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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Alliance Pharmaceutical Corp. (the "Company") of our report dated September 27, 2007, on our audit of the consolidated financial statements of the Company as of June 30, 2007, and for each of the years in the two-year period then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2007 filed with the Securities and Exchange Commission on September 28, 2007.

                          /S/ KMJ CORBIN & COMPANY LLP

KMJ Corbin & Company LLP
Irvine, California
September 27, 2007